Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JULY 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$30,026
Cash equivalents held in trust	1,474
Total investments held in trust	31,500
Cash and cash equivalents	1,260
Fixed-maturity securities, at fair value	3,291
Accrued investment income	303
Prepaid expenses	13
Premiums receivable	271
Total assets	$36,638

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$918
Losses payable	23
Unearned premiums	325
Accrued ceding commission expense	27
Other liabilities	132
Total liabilities	1,425
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(34,667)
Total stockholder’s equity	35,213
Total liabilities and stockholder’s equity	$36,638

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JULY 31, 2016

(in thousands)

Revenues:
Premiums earned	$281
Net investment income	35
Total revenues	316
Expenses:
Underwriting expense	43
General and administrative expenses	134
Total expenses	177
Income before federal income taxes	139
Federal income tax benefit	—
Net income	$139